                                                                  EXHIBIT 10.13


INFORMIX                                            Contract # ________________



                    ORIGINAL EQUIPMENT MANUFACTURER AGREEMENT

           Informix Software, Inc. ("Informix"), and the person or entity listed in the signature block below ("Licensee") hereby agree that, after execution of this agreement (this "Agreement") by the parties, the terms and conditions of
Part I and Part II, shall apply to Licensee's use of the Products. All capitalized terms used herein and not otherwise defined are defined in Part II, section H.

PART I.

1.    APPOINTMENT OF LICENSEE:

(a) Informix appoints Licensee to act as an "Original Equipment Manufacturer" or "OEM". An OEM develops, owns and licenses, to more than one Reseller or End User, an End Item with the OEM's Application and a Product so embedded in the End Item that the Product is invisible to the End User.

(b) The Products may be distributed worldwide ("Territory").

(c) The term of this Agreement shall commence on January 1, 1999 and continue through March 31, 2000. Thereafter, the Agreement shall automatically renew for two additional one year terms unless earlier terminated in accordance with Part II, section F.

(d) Licensee shall manufacture the object code portion of the Runtime Products in accordance with Part II, section A.7.

2.    SERVICES.

For Products used by Licensee in accordance with the terms of this Agreement, Licensee shall purchase from Informix INFORMIX-OpenLine for Development Products and INFORMIX-Assurance for Runtime Products (INFORMIX-Assurance and INFORMIX-OpenLine are referred to collectively as "Services").

3.    PRODUCTS AND SYSTEMS.

(a) The Products as such are made generally commercially available from Informix are licensed for use in accordance with the User Documentation and this Agreement. The Products and or their successors will be commercially available and supported by Informix for the term of the Agreement.

(b) The Products may only be used on the computers on which Informix has made the Products generally commercially available ("Computer Systems").

4.    INFORMIX'S FEES.

(a) (i) For each copy of the Application that Licensee licenses to a reseller or a customer, Licensee shall pay a fee to Informix [*].

5.    PAYMENT.

(a) During the calendar year of 1999, Licensee will pay Informix the [*], due in connection to the previous license of the Products specified in Exhibit A, for calendar years 1997 and 1998, [*]

             Payment                                    Date
             -------                                    ----
               [*]                                       [*]

(b) Upon execution of the Agreement, Licensee shall report and pay Informix license fees for the months of January 1999 and February 1999.

(c) The fees for the renewal of the existing support services, which also include the Services as set forth in Part I, Section 2. above, shall be [*]. Payments will be made [*].



--------------------------------------------------------------------------------
LICENSEE:

ACCRUE SOFTWARE, INC.
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1275 Orleans Drive
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Sunnyvale, CA. 94089-1138
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Attn:  C. Lexis King, Controller
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Phone:  (408) 542-8906
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/s/ Rick Kreysar
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Signature

Rick Kreysar  CEO
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Printed Name/Title

3/29/99
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Date


INFORMIX:

INFORMIX SOFTWARE INC.
4100 Bohannon Drive
Menlo Park, California 94025
Attn: General Counsel
(650) 926-6300


/s/ Elizabeth E. Hoyt
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Signature


Elizabeth E. Hoyt  Assistant General Counsel and Assistant Secretary
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Printed Name/Title

    3/31/99
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 Effective Date

* CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED
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6.    ADDITIONAL PROVISIONS.

(a) Licensee and its authorized resellers shall have "Demonstration Rights" solely to demonstrate the Runtime version of the Product for use in conjunction with the Application to prospective customers.

(b) Licensee and its authorized resellers shall have evaluation sublicensing rights, for evaluation purposes only, to sublicense the Runtime version for use in conjunction with the Application by prospective customers. [*]

(c) Licensee may elect to have data warehouse consulting services or training courses provided by Informix [*].

(d) Informix and Licensee hereby agree to hold Product update and account review meetings every calendar quarter on a mutually agreed schedule.

(e) The Products and/or their successors will be commercially available and supported by Informix throughout the term of the Agreement.

PART II

A. Licensee's rights, representations and obligations.

1. Informix hereby grants and Licensee hereby accepts the nonexclusive, nontransferable, royalty-bearing right and license within the Territory and in accordance with the User Documentation and this Agreement:

(a) to internally use the Products on the Computer Systems to develop its End Item; (b) to distribute the Products on the Computer Systems with, and for use by End Users Solely as a component in, the End Item and not as a component in or for use with any other end item, solution, or application; and

(b) to manufacture the object code of the Products as specified in Part I.

2. (a) Licensee shall never distribute Products on a stand alone basis. (b) The object code of Products shall be distributed in unaltered form.

3. All fees charged by Licensee shall be in Licensee's sole discretion.

4. Licensee may make 1 back-up copy of Products used internally to develop End Items.

5. No Products shall be distributed, either directly or indirectly, to an End User or to a Reseller, prior to Licensee ensuring that both the End User and the Reseller (at each tier) are bound by provisions which are as equally protective of Informix's rights as those set forth in Part II, sections A, "Licensee's Rights, Representations and Obligations" (and including limiting the End User to using the Products solely as a component in the End Item and not as a component in any other end item, solution, or application), B, "Confidentiality," D, "Limited Warranties and Remedies, and F, "Termination." At Informix's request, Licensee shall supply Informix with a copy of the form(s) of each such written agreement, including an English translation if the agreement is written in a language other than English.

6. Except as specifically permitted by this Agreement, Licensee shall not directly or indirectly (a) use any Confidential Information of Informix to create any computer software program or user documentation which is substantially similar to any Product; (b) reverse engineer, disassemble or decompile, or otherwise attempt to derive the source code for, any Product; (c) encumber, time-share, rent or lease the rights granted by this Agreement; or (d) copy, manufacture, adapt, create derivative works of, translate, localize, port or otherwise modify any Products or other Confidential Information of Informix or grant anyone a license to engage in similar conduct. Results of any benchmark or other performance tests run on the Products may not be disclosed to any third party without Informix's prior written consent.

7. As Licensee distributes the Products as part of an End Item such that the proprietary notices are not visible to an End User, the manual accompanying the End Item shall contain the following notice: "Portions of this product are based upon copyrighted materials of Informix Software, Inc.," or such other phrase as the parties may mutually agree, which states that the Application contains Licensed Software.

8. Licensee does not have, and shall not claim that it has, any right in or to any of the Products or the Confidential Information received from Informix other than as specifically granted by this Agreement. Licensee shall promptly notify Informix of any actual or suspected unauthorized use of the Products or use or disclosure of the Confidential Information received from Informix, and shall provide reasonable assistance to Informix (at Informix's expense) in the investigation and prosecution of such unauthorized use or disclosure.

9. If Licensee is located in a member state of the European Economic Community, it may engage in such conduct as is necessary to ensure the interoperability of the Products in accordance with the European Community's Directive on Protection of Computer Software (Brussels 14 May 1991) and local enactment thereof. Additionally, use of the Products as described in the User Documentation, including creation of an Application, shall not be considered using the Products to create derivative works but shall be considered a modification of the Products for purposes of Informix's limited warranty in section D.

10. Licensee shall comply with the Export Laws. Licensee hereby assures Informix that it will not export or re-export directly or indirectly (including via remote access) any part of the Product(s) or any Confidential Information to any country for which a validated license is required under the Export Laws without first obtaining a validated license. If at any time Informix determines the laws of any country are or become insufficient to protect Informix's intellectual or proprietary rights in the Products, Informix reserves the right to restrict or terminate Licensee's and its Resellers' rights to use or distribute Products or Confidential Information in that country. Licensee shall take all actions reasonably necessary to enforce this restriction or termination and protect Informix's rights.

11. Products acquired with United States Federal Government funds or intended for use within or for any United States federal agency are provided with "Restricted Rights" as defined in DFARS 252.227-7013(c)(l)(ii) or FAR 52.227-19.

B. Confidentiality.

1. Except for the specific rights granted by this Agreement, neither party shall use or disclose any Confidential Information of the other party. A party receiving Confidential Information from the other shall use the highest commercially reasonable degree of care to protect that Confidential Information, including ensuring that its employees have agreed in writing not to disclose Confidential Information. Within fifteen (15) days of the request of the disclosing party, and in its sole discretion, the receiving party shall either return to the disclosing party originals and copies of any Confidential Information and all information, records and materials developed from them by the


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receiving party, or destroy the same. Either party may only disclose the general nature, but not the specific financial terms, of this Agreement without the prior consent of the other party.

2. Notwithstanding the foregoing, nothing herein shall prevent a receiving party from disclosing all or part of the Confidential Information which is necessary to disclose pursuant to the lawful requirement of a governmental agency or when disclosure is required by operation of law, provided, however, that prior to any such disclosure, the receiving party shall (a) promptly notify the disclosing party in writing of such requirement to disclose, and (b) cooperate fully with the disclosing party in protecting against any such disclosure and/or obtaining a protective order.

3. Money damages will not be an adequate remedy if this section is breached and therefore, either party may, in addition to any other legal or equitable remedies, seek an injunction or similar equitable relief against such breach.

C. Services.

1. Regardless of whether a Reseller or an End User purchases a Service, Licensee shall provide the appropriate first level of support, skilled instruction and assistance to Resellers and End Users using or distributing the End Items. In any event, Licensee must provide all support for its Application(s).

D. Limited Warranties and Remedies.

1. Informix warrants that: (a) the use or distribution of unmodified Products will not violate the intellectual property rights of any third party under copyright, trademark or trade secret law of the United States or any country which is a party to the Berne Convention; (b) it has full power and right to enter into this Agreement; (c) during the first ninety (90) days from the date Licensee receives an unmodified Product ("Warranty Period") manufactured by Informix, the media for those Products will, under normal use, be free of defects in materials and workmanship and the Development Products will substantially conform to the User Documentation.

2. EXCEPT FOR THESE EXPRESS LIMITED WARRANTIES, LICENSEE ACCEPTS THE PRODUCTS "AS IS," WITH NO OTHER EXPRESS OR IMPLIED WARRANTIES OR CONDITIONS OF ANY KIND, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. INFORMIX MAKES NO WARRANTIES REGARDING THE APPLICATION(S) OR THE MEDIA OF THE PRODUCTS MANUFACTURED BY LICENSEE. Some jurisdictions do not allow limitations on how long an implied warranty lasts, so the above limitation may not apply to Licensee.

3. In the case of an alleged breach of sections D.1.(a) or (b), Informix shall, at its expense, indemnify, defend, save and hold harmless Licensee from and against any claim, loss, expense or judgment (including reasonable attorney fees) provided (a) Licensee promptly gives Informix written notice of the claim;
(b) Licensee provides all reasonable assistance to defend against the claim; and
(c) Informix has the right to control the defense or settlement of the claim.

4. Licensee's sole remedy for Informix's breach of section D.1.(c) shall be that during the Warranty Period, Informix shall, in its sole discretion, provide modifications to keep the Products in substantial conformance with the related User Documentation, replace the Products, or refund the license fees paid to Informix for the defective Products.

5.(A) INFORMIX'S LIABILITY TO LICENSEE OR ANY THIRD PARTY FOR A CLAIM OF ANY KIND RELATED TO THIS AGREEMENT, ANY PRODUCT OR ANY PRODUCT SERVICE, WHETHER FOR BREACH OF CONTRACT OR WARRANTY, STRICT LIABILITY, NEGLIGENCE OR OTHERWISE, SHALL NOT EXCEED THE AGGREGATE OF FEES PAID TO INFORMIX FOR THE PRODUCT OR SERVICE INVOLVED IN THE CLAIM. (B) IN NO EVENT WILL INFORMIX BE LIABLE FOR INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, LOST REVENUES OR PROFITS, LOST DATA, WORK STOPPAGE, COMPUTER FAILURE OR MALFUNCTION), EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. Some jurisdictions do not allow the exclusion or limitation of incidental or consequential damages, so the above limitation or exclusion may not apply to Licensee. NO ACTION, REGARDLESS OF FORM, ARISING OUT OF THE TRANSACTIONS UNDER THIS AGREEMENT MAY BE BROUGHT BY LICENSEE MORE THAN 1 YEAR AFTER THE EVENTS WHICH GAVE RISE TO THE CAUSE OF ACTION OCCURRED.

6. Licensee shall, at its expense, indemnify, defend, save and hold harmless Informix from and against any claim, loss, expense, or judgment (including reasonable attorneys' fees) which arises (a) from any asserted failure by Licensee or a Reseller to act in accordance with this Agreement; (b) misrepresentations made by Licensee or a Reseller; (c) any warranties granted in excess of those made by Informix in this section D.; (d) inadequate installation, maintenance or support by Licensee or a Reseller; (e) the marketing of the Products by Licensee or a Reseller; or (f) from any other act or failure to act by Licensee, its employees or agents.

E. Records, Audits, Payments, Discounts.

1. Licensee shall maintain complete and accurate records ("Copy Records")
[*]. Licensee shall deliver to Informix the Copy Records [*] accompanied by any payment due to Informix relating to such Copy Records.

2. No more than once each year, at Informix's expense and with thirty (30) days' prior written notice, Informix may audit all records of Licensee relating to this Agreement during Licensee's normal business hours. If an audit reveals that the amount which should have been paid to Informix is five percent (5%) or more greater than the amount reported by Licensee, Licensee shall pay the cost of the audit to Informix. Any shortfall uncovered as a result of an audit, as well as the cost of the audit, if required by the preceding sentence, shall be paid by Licensee to Informix within thirty (30) days of the date Informix notifies Licensee that an amount is due.

3. Notwithstanding section E.2. above, if Informix reasonably suspects that sections B.1. or E1. have been breached, Informix may audit Licensee's Product related activities upon twenty-four (24) hours notice.

4. (a) Licensee shall pay any amounts owed to Informix on the date specified and according to the terms of this Agreement. If a due date is not specified, that payment shall be paid by Licensee within thirty (30) days of the date of Informix's invoice. If Informix determines that Licensee's credit rating does not support "net-30" terms, Licensee shall prepay all fees. Each party is solely responsible for its own expenses

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* CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED
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incurred in the performance of this Agreement. (b) If Licensee fails to make any payment when due, Informix may suspend delivery of Products, Services or other services until the past due payment is made.

5. (a) Payments will be in United States dollars. Any overdue amount shall bear interest at the maximum rate allowed by law. Costs of conversion, outside collection and related bank charges shall be paid by Licensee. (b) Licensee shall be responsible for all taxes, tariffs and transportation costs related to this Agreement (including any value added or sales taxes) other than taxes on Informix's income. All shipments by Informix shall be F.O.B. origin.

F. Termination.

1. This Agreement will terminate: (a) for breach of the terms of this Agreement or for failure to pay any amount when due, upon thirty (30) days prior written notice by either party to the other, unless the cause is susceptible of being and is cured within the thirty (30) day notice period; (b) immediately upon written notice to Licensee in the event Licensee breaches sections A.6. or B.1.;
(c) immediately and automatically if a receiver or other liquidating officer is appointed for substantially all of the assets or business of licensee or if Licensee makes an assignment for the benefit of creditors or if Licensee becomes insolvent; or (d) upon written notice given by either party to the other at least six (6) months prior to the end of the then current term. The date termination becomes effective is called the "Termination Date."

2. (a) If this Agreement is terminated because of a breach of sections A.6. or B.1., all rights granted under this Agreement will terminate. (b) If this Agreement is terminated for any other reason, all rights granted under this Agreement shall terminate, except for (i) Licensee's continued right to use the Products for the sole purpose of fulfilling any contractual obligations for Services to Resellers or End Users, and (ii) End Users' continued right to use the Products for which the license fees have been paid to Informix. Use after the Termination Date shall be subject to those provisions of this Agreement which survive termination.

3. Subject to section F.2.(b), within thirty (30) days of the Termination Date, all Products and related materials in Licensee's possession or control shall be returned to Informix, or, upon Informix's written request, destroyed by Licensee.

4. On the earlier of the date notice of termination is sent or the Termination Date, all outstanding obligations to pay any amounts to Informix will become immediately due and payable.

5. Sections A.4., 6., 8., 9., 10. and 11.; B.; D.; E.; F.; G.5. and G.7. shall survive any termination of this Agreement.

G. General Provisions.

1. Informix and Licensee are independent contractors and shall so represent themselves in all regards. Neither party may bind the other in any way.

2. This Agreement may not be assigned by Licensee without the prior written consent of Informix, which consent shall not be unreasonably withheld. Any purported assignment in contravention of this section is null and void. A transfer of a controlling interest in the equity of Licensee shall be deemed an assignment for purposes of this subsection. Subject to the foregoing, this Agreement shall bind and inure to the benefit of any successors or assigns.

3. Neither party will be responsible for failure of performance, other than for an obligation to pay money, due to causes beyond its control, including, without limitation, acts of Cod or nature; labor disputes; sovereign acts of any federal, state or foreign government; or shortage of materials.

4. Notices will be delivered to a party's address stated in the signature block of this Agreement, or to another address which a party properly notified the other that notices should be sent.

5. This Agreement is the complete and exclusive statement of the parties to this Agreement on these subjects, and supersedes all prior written or oral proposals and understandings relating thereto. This Agreement may only be modified by a writing signed by an officer of the party to be bound. This Agreement takes precedence over any purchase order issued by Licensee, which is accepted by Informix for administrative convenience only. If any court of competent jurisdiction determines that any provision of this Agreement is invalid, the remainder of the Agreement will continue in full force and effect. The offending provision shall be interpreted to whatever extent possible to give effect to its stated intent.

6. Failure to require performance of any provision or waiver of a breach of a provision does not waive a party's right to subsequently require full and proper performance of that provision. Singular terms will be construed as plural, and vice versa. Section headings are for convenience only and will not be considered part of this Agreement.

7. This Agreement is governed by the laws of the State of California without giving effect to its conflict of law provisions. The United Nations Convention on Contracts for the International Sale of Goods will not apply to this Agreement. Each party submits to the jurisdiction of the appropriate state or federal courts in California. Informix may seek to enforce or prevent a breach of any term of this Agreement in the appropriate courts of any state or country in which the Products are deployed by Licensee or in which Licensee maintains an office. The prevailing party in any suit under this Agreement shall recover all costs, expenses and reasonable attorney fees incurred in such action. Nothing in this Agreement will be deemed a waiver by either party of any and all available legal or equitable remedies.

8. This Agreement supersedes any prior or contemporaneous agreement between the parties. The agreement dated November 27, 1996, between the parties, is hereby terminated.

H. Definitions.

"Affiliate" means any person, corporation or other entity which, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, another person, corporation or entity.

"Aggregate Revenue" means all amounts recognized from initial licensing fees, and all renewal, upgrade and/or transfer fees of the application, excluding Licensee's revenue from annual support fee or an Application not incorporating the Products.

"Application" means a value-added application computer program which is developed by Licensee.

"Confidential Information" means Informix pricing or information concerning new Informix products, trade secrets and other proprietary rights; and any business, marketing or technical information disclosed by Informix or Licensee and identified in writing as confidential by, or proprietary to, the disclosing party. Confidential Information does not include information (a) already in the possession of the receiving party without an obligation of confidentiality, (b) hereafter rightfully furnished to the receiving party by a third party without a breach of any separate nondisclosure obligation, (c) publicly available without breach of this Agreement (i.e., information in the public domain), (d) furnished by the disclosing party to a third party without restriction on subsequent disclosure, or (e) independently developed by the receiving party without reliance on the Confidential Information.

"Development Product" means the standard proprietary Informix computer software packages made generally commercially available by Informix within the Territory, which include the object code form of the computer programs on magnetic media, User Documentation and an End User Agreement.

"Effective Date" means the date reflected in the signature block of this Agreement.

"End Item" means an Application together with a Product where the Product(s) is(are) deeply imbedded such that the Product(s) is(are) not visible to the End User.

"End User" means any third party individual, business or governmental customer of Licensee or Licensee's Reseller which acquires one or more copies of the Products for personal or internal business use, and not for transfer to others. An End User may not be an Affiliate of Licensee.

"Export Laws" means all laws, administrative regulations, and executive orders of any applicable jurisdiction relating to the control of imports and exports of commodities and technical data, including, without limitation, the Export Administration Regulations of the U.S. Department of Commerce, the International Traffic in Arms Regulations of the US. Department of State, and the Enhanced Proliferation Control Initiative.

"INFORMIX-Assurance" means The North America INFORMIX-Assurance Program, the terms of which are attached hereto as Exhibit B.

"INFORMIX-OpenLine" means The North America INFORMIX-OpenLine Program, the terms of which are attached hereto as Exhibit C.

"New Product" means a release and any associated User Documentation which Informix in its sole discretion designates as a New Product; is made generally commercially available by Informix; and is marketed by Informix as a New Product even if it is capable of being integrated with a Product.

"Price List" means the Informix price list for the United States and Canada, in effect at the time Licensee orders Products from Informix. The price for Products deployed within the United States and Canada shall be as set forth in the Price List. The price for Products deployed outside the United States and Canada shall be 1.25 times the price set forth in the Price List.

"Product" means the Products set forth in Exhibit A.

"Reseller" means, as the context requires, either Licensee or a third party appointed by Licensee or a third party appointed by Licensee's Resellers pursuant to this Agreement, which distributes computer software to other Resellers or to End Users. A Reseller may not be an Affiliate of Licensee and may only distribute Products within the Territory.

"Run-rate" means Licensee's total net Product license fees paid by Licensee during the 12 month period preceding Informix's review.

"Runtime Product" means a portion of a Development Product which is composed of various modules and libraries made generally commercially available by Informix within the Territory as either runtime files or files which are included only in a linked form.

"User Documentation" means the Informix user manual(s) and other written materials on proper installation and use of, and which are normally distributed with, the software portion of the Products.



                                      -5-
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                                    EXHIBIT A
                                LICENSED PRODUCTS

Sets forth below are those Informix and/or Red Brick products to be provided to licensee under the terms and conditions set forth in the Agreement:

Products

Red Brick Warehouse VPT
Platforms, Red Brick Warehouse
become available.
Administration Utilities:
      Auto Aggregate Load Option
      RISQL Reporter
      Backup/Restore
      SQL-BackTrack
      Enterprise Control & Coordination
      Parallel TMU

Red Brick Warehouse Connect

The above products shall include only the U.S. versions of such products.

Additional products may be added to this list as they become available.


Operating System Platform

All supported Unix (excluding MPP) & Windows NT
   Other Red-Brick-supported platforms as they become available.





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

                                    EXHIBIT B
                  THE NORTH AMERICA INFORMIX-ASSURANCE PROGRAM
                                   ("PROGRAM")


Informix Software, Inc. ("INFORMIX") is engaged in the business of designing, developing, marketing, licensing, supporting, and maintaining computer software programs and related user manuals ("Products"). The terms and conditions of the Program follow.

1. DEFINITIONS.

"ENHANCEMENT RELEASE" means a new version of a Product that contains feature additions, and may contain new fixes to software defects. An Enhancement Release includes features and defect fixes from the prior version of the Product and is designated as 1.1, 1.2, etc.

"MAINTAINED SOFTWARE" means the Product(s) designated on the Maintenance Serial Number Label that accompanies this Program description.

"MAINTENANCE SERIAL NUMBER LABEL" means the label that accompanies this Program description and that specifies the Maintained Software, the serial number(s), and the Effective Date (as defined below).

"MAINTENANCE RELEASE" means a new version of Product that contains fixes to software defects and is designated as 1.01, 1.02, etc.

"MAJOR RELEASE" means a new version of a Product that contains major feature additions that may require architectural changes to the Product and is designated as 1.0, 2.0, etc.

"NEW PRODUCT" means a Product which is designated and marketed by INFORMIX, in its sole discretion, as a separate and distinct computer program, even if the New Product is capable of being integrated with other Products, or is similar to the Maintained Software.

"TECHINFO CENTER" means the interactive information service provided electronically by INFORMIX.

2. RESPONSIBILITIES OF INFORMIX.

UPDATE. On your request, you will receive one (1) copy at no additional charge of each Enhancement Release and Maintenance made generally commercially available for UNIX, XENIX, Windows, or NetWare Maintained Software, including shipping and handling, or one (1) copy of each Enhancement Release and Maintenance made generally commercially available for DOS Maintained Software at a nominal fee for media, documentation, shipping and handling. INFORMIX will issue updates, as it determines are needed, at its sole discretion.

UPGRADE. On your request, you will receive one (1) copy of each Major Release made generally commercially available for UNIX, XENIX, DOS, Windows, or NetWare Maintained Software in accordance with INFORMIX's then current upgrade policy. INFORMIX will issue upgrades, as it determines are needed, at its sole discretion.

TECHINFO CENTER. INFORMIX will provide you, at no additional fee, with access to Tech Info Center via the worldwide web.

MISCELLANEOUS. If you increase the number of users, move to a larger hardware platform, or move to a different operating system within three (3) years of original purchase, INFORMIX will provide you with a new license of the Maintained Software in accordance with INFORMIX's standard policies. However, INFORMIX reserves the right to modify or rescind this option in its sole discretion upon 90 days prior written notice to you.

3. LIMITATIONS OF SOFTWARE MAINTENANCE.

INFORMIX has no obligation to provide telephone technical support or product problem resolution under this Program, but will accept software defect reports via telephone to INFORMIX's technical support department. INFORMIX can provide telephone technical support and product problem resolution under a separate INFORMIX-OpenLine Program.

4. FEES.

Unless otherwise agreed to in writing by you and INFORMIX, you agree to pay INFORMIX the current list price for INFORMIX-Assurance services for the Maintained Software. INFORMIX reserves the right to change the list price at any time, without prior notice to you, but no change made after the Effective Date (as defined below) shall be applicable to you unless the Program is extended for a subsequent term.



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                                    EXHIBIT C
             THE NORTH AMERICA INFORMIX-OPENLINE PROGRAM ("PROGRAM")

Informix Software, Inc. ("INFORMIX") is engaged in the business of designing, developing, marketing, licensing, supporting, and maintaining computer software programs and related user manuals ("Products"). The terms and conditions of the Program follow.

1. DEFINITIONS.

"ENHANCEMENT RELEASE" means a new version of a Product that contains feature additions, and may contain new fixes to software defects. An Enhancement Release includes features and defect fixes from the prior version of the Product and is designated as 1.1, 1.2, etc.

"MAINTENANCE RELEASE" means a new version of a Product that contains fixes to software defects and is designated as 1.01, 1.02, etc.

"MAJOR RELEASE" means a new version of a Product that contains major feature additions that may require architectural changes to the Product and is designated as 1.0, 2.0, etc.

"NEW PRODUCT" means a Product which is designated and marketed by INFORMIX, in its sole discretion, as a separate and distinct computer program, even if the New Product is capable of being integrated with other Products, or is similar to the Supported Software.

"PRODUCT PROBLEM" means Supported Software which is not functioning according to the specifications in the user manual.

"SUPPORT CONTACT" means the persons you select in North America to communicate with INFORMIX technical support. You may designate up to four (4) individuals, and change the names at any time by written notice to INFORMIX technical support. Support Contacts must be knowledgeable about how the Supported Software is being used and the operating environment.

"SUPPORTED SOFTWARE" means the development version of Product(s) designated on the Support Serial Number Label that accompanies this Program.

"SUPPORT SERIAL NUMBER LABEL" means the label that accompanies this Program and that specifies the Supported Software, the serial number(s), and the Effective Date (as defined below).

"TECHINFO CENTER" means the interactive information service provided electronically by INFORMIX.

2. RESPONSIBILITIES OF INFORMIX.

TELEPHONE SUPPORT. INFORMIX will provide your Support Contact(s) telephone access to technical support engineers in North America during normal business hours between 7:00 am and 7:00 pm CST for assistance in the proper installation or usage of the Supported Software, and to report and resolve Product Problems. Alternatively, your Support Contact(s) may use mail, e-mail, facsimile (fax), or Tech Info Center to communicate with INFORMIX.

PRODUCT PROBLEM RESOLUTION. INFORMIX will investigate and resolve all Product Problems reported by Support Contact(s). INFORMIX requires detailed Product Problem descriptions from Support Contacts. Product Problem resolution may be, but is not limited to, a description of the Supported Software functional operation, suggested alternative uses of the Supported Software, a temporary method of circumventing the Product Problem, or a recommendation of the installation of a Enhancement Release or Maintenance that corrects the Product Problem. When requested to resolve a Product Problem, INFORMIX may require access to your computer system via modem and telephone lines.

UPDATE. On your request, you will receive one (1) free copy of each Enhancement Release and Maintenance made generally commercially available for UNIX, XENIX, Windows, or NetWare Supported Software, including shipping and handling, or one
(1) copy of each Enhancement Release and Maintenance made generally commercially available for DOS Supported Software at a nominal fee for media, documentation, shipping and handling. INFORMIX will issue updates, as it determines are needed, at its sole discretion.

UPGRADE. On your request, you will receive one (1) copy of each Major Release made generally commercially available for UNIX, XENIX, DOS, Windows, or NetWare Supported Software in accordance with INFORMIX's standard policies. INFORMIX will issue upgrades, as it determines are needed, at its sole discretion.

TECHINFO CENTER. INFORMIX will provide you, at no additional fee, with access to Tech Info Center via the worldwide web.




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MISCELLANEOUS. If you increase the number of users, move to a larger hardware platform, or move to a different operating system within three (3) years of original purchase, INFORMIX will provide you with a new license of the Supported Software in accordance with INFORMIX's standard policies. However, INFORMIX reserves the right to modify or rescind this option in its sole discretion upon ninety (90) days prior written notice to you.

3. YOUR RESPONSIBILITIES.

Support Contacts agree to use INFORMIX support services when the Supported Software fails to function as described in the user manuals. Support Contacts agree to provide required Product Problem descriptions in a detailed form acceptable to INFORMIX in its sole DISCRETION. Support Contacts agree to provide reasonable assistance to INFORMIX in duplicating and/or correcting the Product Problem, which includes providing an INFORMIX technical support engineer with access to your computer system via telephone and modem.

4. LIMITATIONS OF SOFTWARE SUPPORT.

INFORMIX has no obligation to provide support services for:

A. Altered or modified Supported Software;
B. Derivative works;
C. Third party software or application being used in conjunction with the Supported Software;
D. Product Problems which arise as a result of your negligence or fault, or from malfunctions of your computer or its operating system;
E. Product Problems that result from changes to your operating environment which make it incompatible with the operating environment for the Supported Software when they were originally licensed. This could include, but is not limited to, additions or changes to hardware, operating system, compilers, or co-resident software.

INFORMIX has no obligation to provide support services under this Program for any New Product, nor to assist you in developing or debugging applications which use the Supported Software.

5. FEES.

Unless otherwise agreed to in writing by you and INFORMIX, you agree to pay INFORMIX the current list price for INFORMIX-OpenLine services for the Supported Software. INFORMIX reserves the right to change the list price at any time, without prior notice to you, but no change made after the Effective Date(as defined below) shall be applicable to you unless this Program is extended for a subsequent term.

Both INFORMIX and you will bear the cost of all normal communications to each other, whether by telephone, mail or fax. INFORMIX, however, reserves the right to charge you for unusual or excessive costs incurred by INFORMIX for telephone, shipping, handling, media, user manuals or other expenses arising out of the services to be provided under this Program. In all cases, INFORMIX will provide you with advance notice of these costs.





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